EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For more information contact:
Carrie Grapenthin	Paul Longhini
Navigant Corporate Communications	Navigant Investor Relations
312.573.5636	312.583.5836

NAVIGANT ANNOUNCES THE APPOINTMENT OF LUCINDA BAIER TO EXECUTIVE VICE PRESIDENT & CHIEF FINANCIAL OFFICER

CHICAGO, February 25, 2013 – Navigant announced today the appointment of Lucinda (Cindy) Baier to the position of Executive Vice President and Chief Financial Officer. Baier will replace Thomas Nardi, who will be retiring from the firm effective March 18, 2013.

Baier brings more than 25 years of experience in executive leadership roles, serving most recently as Executive Vice President, Chief Financial Officer and Chief Administration Officer for Central Parking Systems, Inc., where she led the transformation of all financial/field support operations through a restructuring and business process reengineering for the company. In recognition for her efforts at Central Parking, she received Nashville Business Journal’s 2012 CFO Award. Baier has a broad range of finance, operations and administrative experience, including capital and debt-raising, mergers, acquisitions, divestitures and integrations.

“Cindy’s accomplishments at Central Parking, as well as Sears, Roebuck & Company, Imperial Chemical Industries (ICI) and General Dynamics Corporation, have demonstrated her ability to lead financial organizations through transformative change,” said Julie Howard, Navigant’s Chief Executive Officer. “She has a consistent record of success in enabling businesses to realize enhanced long-term value creation, and her diverse experience provides a strong strategic, financial and operational skill set to leverage at Navigant. Cindy will play a critical role in the evolution of our strategy to Perform, Bank and Innovate.”

At Navigant, Baier will have overall leadership responsibility for the finance, investor relations and corporate development functions and will serve on the firm’s Executive Committee.

Baier graduated from Illinois State University with Bachelor and Master of Science degrees in Accounting and is a Certified Public Accountant. She is on the Board of Directors and Audit Committee of The Bon-Ton Stores, Inc., a $3 billion publicly traded department store retailer.

Baier serves in leadership roles in various professional and civic organizations. She is also a frequent speaker on corporate governance and financial reporting.

Navigant previously announced Thomas Nardi’s decision to retire in the firm’s third quarter financial results release.

“Tom has provided exceptional leadership over the past four years, driving numerous important financial initiatives and outcomes,” said Howard. “The executive team and Board of Directors at Navigant are grateful for his many contributions as well as his partnership in a seamless transition of responsibilities to Cindy. We wish him well as he embarks on his retirement.”

About Navigant

Navigant (NYSE: NCI) is a specialized, global expert services firm dedicated to assisting clients in creating and protecting value in the face of critical business risks and opportunities. Through senior level engagement with clients, Navigant professionals combine technical expertise in Disputes and Investigations, Economics, Financial Advisory and Management Consulting, with business pragmatism in the highly regulated Construction, Energy, Financial Services and Healthcare industries to support clients in addressing their most critical business needs. More information about Navigant can be found at www.navigant.com.

Statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “outlook,” “plans,” “goals,” “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the success of the Company’s organizational changes; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions; pace, timing and integration of acquisitions; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and market and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at www.navigant.com/investor_relations. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

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